UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006 (May 25, 2006)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 25, 2006, Xfone, Inc. (the “Registrant”) and the shareholders of Equitalk.co.uk Limited ("Equitalk") entered into a definitive agreement relating to the sale and purchase of Equitalk (the "Agreement"). The Agreement is attached hereto as Exhibit 10.73.

Pursuant to the Agreement, the Registrant will acquire Equitalk, a privately held telephone company based in the United Kingdom, in a restricted common stock and warrant transaction valued at $1,650,000.

Founded in December 1999, Equitalk, a VC-financed company, was the first fully automated e-telco in the United Kingdom. Equitalk provides both residential and business customers with low-cost IDA and CPS voice services, broadband and teleconferencing.

Completion of the Acquisition is subject to certain conditions, including the approval of the American Stock Exchange. Upon completion of the acquisition, Equitalk shall become a wholly owned subsidiary of the Registrant. No change in control of the Registrant will occur as a result of the acquisition.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K since the acquisition is not completed. The financial statements will be filed by amendment to this report within the required period.

(d)     Exhibits.

10.73	Agreement dated May 25, 2006, by and among the Registrant and the shareholders of Equitalk.co.uk Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: May 30, 2006	By:	/s/ Guy Nissenson
Guy Nissenson President and Chief Executive Officer